UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2011

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 29, 2011, Boston Private Financial Holdings, Inc. (the “Company”) entered into a new employment agreement (the “Thompson Employment Agreement”) with Mark D. Thompson, the Chief Executive Officer of its Private Banking Group and the Chief Executive Officer and President of the Company’s subsidiary, Boston Private Bank & Trust Company (the “Bank”). Mr. Thompson has served in this role with the Company and has been a member of the Company’s Senior Policy Group, since September 2010 and has served as Chief Executive Officer of the Bank since 2003. The Thompson Employment Agreement will supersede and replace the Change in Control Protection Agreement, dated December 1, 2003, between the Mr. Thompson and the Bank.

Pursuant to the Thompson Employment Agreement, Mr. Thompson will have an initial gross base salary of $730,000 per year; however, only the first $500,000 of Mr. Thompson’s base salary (the “Bonus Eligible Base Salary”) will be considered for purposes of, among other things, determining Mr. Thompson’s annual incentive compensation. Mr. Thompson’s gross base salary shall be reviewed annually by the Compensation Committee of the Board of Directors of the Company, and his Bonus Eligible Base Salary shall be re-determined annually by the Compensation Committee. Mr. Thompson’s Eligible Bonus Salary shall not be reduced except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company. In addition, Mr. Thompson shall be required to hold a number of shares of common stock of the Company equal to the lesser of (a) 300 percent of his Bonus Eligible Base Salary and (b) 120,000 shares of the Company’s common stock. Mr. Thompson will also be eligible to receive an annual bonus based on the attainment of Private Banking Group, Company and/or individual performance metrics established and revised annually by the Compensation Committee. Mr. Thompson’s target bonus will be 100 percent of his Bonus Eligible Base Salary, provided that the actual bonus for each fiscal year may be between 0 and 200 percent of this target bonus. He will also be eligible to receive annual equity incentive grants under the Company’s stock incentive plans with a target grant date fair value of 100 percent of his Bonus Eligible Base Salary, with the actual amount determined in the discretion of the Compensation Committee. Under the Thompson Employment Agreement, the Company will provide Mr. Thompson with either direct payment or reimbursement of reasonable costs and expenses in an amount not to exceed $40,000 annually for expenses specified in the Thompson Employment Agreement.

In connection with the Thompson Employment Agreement, on May 13, 2011, Mr. Thompson will be granted the following special 2011 long-term equity incentive awards: (1) a number of restricted shares of the Company’s common stock with an aggregate grant date fair market value of $600,000, which will vest in equal annual installments on each of the first five anniversaries of the effective date of the Thompson Employment Agreement (the “Effective Date”), subject to Mr. Thompson’s continued employment with the Company through each such vesting date; (2) a number of restricted shares of the Company’s common stock with an aggregate grant date fair market value of $600,000, which shall vest at the conclusion of and based on the Company’s performance over the three-year performance period commencing on January 1, 2011 and ending on December 31, 2013, subject to Mr. Thompson’s continued employment with the Company through each such vesting date; and (3) a number of restricted shares of the Company’s common stock with an aggregate grant date fair market value of $600,000, which shall vest in three equal installments on the third, fourth and fifth anniversaries of the Effective Date, respectively, subject to Mr. Thompson’s continued employment with the Company through each such vesting date, provided that Mr. Thompson shall forfeit any right and interest in this award to the extent that he does not purchase an equal number of shares of the Company’s common stock between the Effective Date and the third anniversary of the Effective Date and hold such purchased shares through each vesting date.

The Thompson Employment Agreement further describes the payments and benefits to which Mr. Thompson would be entitled upon termination of his employment under certain circumstances. Specifically, if Mr. Thompson’s employment is terminated either by the Company without “cause” or by Mr. Thompson for “good reason” (each as defined in the Thompson Employment Agreement), Mr. Thompson will be entitled to receive an amount equal to two times the sum of his then current Bonus Eligible Base Salary and target annual bonus, payable in a lump sum, subject to Mr. Thompson’s execution of a release of claims in favor of the Company. Mr. Thompson will also be entitled to (a) continued group health dental and vision coverage under the Company’s benefit plans for a period of up to 24 months, (b) full acceleration of any equity awards subject to time-based vesting restrictions, and (c) pro-rated vesting of any equity awards subject to performance-based vesting conditions upon the completion of the applicable performance periods. If any such payments or benefits would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, such amounts will be reduced to the extent necessary to avoid imposition of this excise tax, unless Mr. Thompson would receive a greater amount after payment of this excise tax and certain other taxes. In addition, if Mr. Thompson’s employment terminates as a result of his death or disability, Mr. Thompson (or his representative) would be eligible to receive a pro-rated bonus for the year of termination and pro-rated vesting of outstanding equity awards, based on the number of days Mr. Thompson was employed by the Company during the applicable service or performance period. The Thompson Employment Agreement also contains restrictive covenants, including non-competition and non-solicitation covenants that will survive for 12 months following the termination of his employment.

The foregoing description of the Thompson Employment Agreement is qualified in its entirety by reference to the text of the Thompson Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement by and between Boston Private Financial Holdings, Inc. and Mark D. Thompson dated March 29, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:	/s/ David J. Kaye
Name:	David J. Kaye
Title:	Chief Financial Officer

Date: March 31, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between Boston Private Financial Holdings, Inc. and Mark D. Thompson dated March 29, 2011